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[SEAL OF THE STATE OF MINNESOTA]

MINNESOTA SECRETARY OF STATE
AMENDMENT OF ARTICLES OF INCORPORATION

READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM.

1.
Type or print in black ink.

2.
There is a $35.00 fee payable to the Secretary of State for filing this "Amendment of Articles of Incorporation".

3.
Return Completed Amendment Form and Fee to the address listed on the bottom of the form.

CORPORATE NAME: (List the name of the company prior to any desired name change)

    Damark International, Inc.

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

April 24, 2001

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1.)

ARTICLE I.

ARTICLE I.

NAME

The name of the corporation is PROVELL, INC.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

/s/ GEORGE S. RICHARDS (Signature of Authorized Person) Chairman, President and Chief Executive Officer

Name and telephone number of contact person:	George S. Richards Please print legibly	(952)258-2001

All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing.

If you have any questions please contact the Secretary of State's office at (651)296-2803.

RETURN TO:	Secretary of State 180 State Office Bldg., 100 Constitution Ave. St. Paul, MN 55155-1299, (651)296-2803

[SEAL OF THE STATE OF MINNESOTA]

MINNESOTA SECRETARY OF STATE
AMENDMENT OF ARTICLES OF INCORPORATION

READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM.

1.
Type or print in black ink.

2.
There is a $35.00 fee payable to the Secretary of State for filing this "Amendment of Articles of Incorporation".

3.
Return Completed Amendment Form and Fee to the address listed on the bottom of the form.

CORPORATE NAME: (List the name of the company prior to any desired name change)

    Provell, Inc.

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

May 31, 2001

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 2.)

ARTICLE III.

See attached Exhibit A.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

/s/ GEORGE S. RICHARDS (Signature of Authorized Person) Chairman, President and Chief Executive Officer

Name and telephone number of contact person:	George S. Richards Please print legibly	(952)258-2001

All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing.

If you have any questions please contact the Secretary of State's office at (651)296-2803.

RETURN TO:	Secretary of State 180 State Office Bldg., 100 Constitution Ave. St. Paul, MN 55155-1299, (651)296-2803

Exhibit A

ARTICLE III

CAPITAL STOCK

    The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 87,000,000 shares. The authorized stock shall consist of 10,000,000 shares of preferred stock, par value $.01, and 77,000,000 shares of common stock, par value $.01. Of the authorized preferred stock, 2,400,000 shares shall be designated Series A Convertible Preferred Stock, par value $.01 (the "Series A Preferred Stock"), 1,165,000 shares shall be designated Series B Convertible Non-Voting Preferred Stock, par value $.01 (the "Series B Preferred Stock"), 400,000 shares shall be designated Series C Junior Preferred Stock ("Series C Preferred Stock"), 200,000 shares shall be designated Series D Convertible Preferred Stock ("Series D Preferred Stock"), and 210,000 shares shall be designated Series E Convertible Preferred Stock ("Series E Preferred Stock"). The Series A Preferred Stock and the Series B Preferred Stock shall have the rights and preferences described in Article IV hereof. The Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall have the rights and preferences as set forth in the Certificate of Designations for such respective series heretofore filed with the Minnesota Secretary of State. In addition, the Board of Directors of the corporation shall have the authority to authorize the issuance of preferred stock in accordance with applicable law and Article IV. Of the authorized common stock, 75,000,000 shares of common stock shall be designated as Class A Common Stock (the "Class A Common Stock") and 2,000,000 shares of common stock shall be designated as Class B Common Stock (the "Class B Common Stock"). The Class A Common Stock and the Class B Common Stock shall collectively be referred to as the Common Stock and shall have the rights and preferences described in Article V hereof.

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MINNESOTA SECRETARY OF STATE AMENDMENT OF ARTICLES OF INCORPORATION
ARTICLE I.
ARTICLE I. NAME The name of the corporation is PROVELL, INC.
MINNESOTA SECRETARY OF STATE AMENDMENT OF ARTICLES OF INCORPORATION
ARTICLE III.
See attached Exhibit A.
ARTICLE III CAPITAL STOCK